         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                     (in thousands except per share amounts)



                                                         Three Months Ended
                                                               March 31
                                                         -------------------
                                                           1994         1993
                                                         --------------------
Net sales. . . . . . . . . . . . . . . . . . . . . . .  $ 323,277    $ 292,628

Costs and expenses:
   Cost of products sold . . . . . . . . . . . . . . .    250,978      228,844
   Selling, general and administrative expenses. . . .     44,494       41,758
   Research and development. . . . . . . . . . . . . .      3,798        3,542
   Interest expense. . . . . . . . . . . . . . . . . .      1,616        1,859
   Other income. . . . . . . . . . . . . . . . . . . .       (199)        (990)
   Minority interest in net income . . . . . . . . . .        602          667
                                                        ---------    ---------
Income before income taxes . . . . . . . . . . . . . .     21,988       16,948

   Taxes based on income - cash. . . . . . . . . . . .      7,962        9,185
   Taxes based on income - deferred. . . . . . . . . .        438       (2,985)
                                                        ---------    ---------

Net income . . . . . . . . . . . . . . . . . . . . . .   $ 13,588    $  10,748
                                                        ---------    ---------
                                                        ---------    ---------

Earnings per share of common stock . . . . . . . . . .       $.26         $.21
                                                             ----         ----
                                                             ----         ----

Cash dividends paid. . . . . . . . . . . . . . . . . .      $.135        $.125
                                                            -----        -----
                                                            -----        -----

Average common shares and common
   stock equivalents outstanding . . . . . . . . . . .     51,890       51,773
                                                           ------       ------
                                                           ------       ------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                            (in thousands of dollars)





                                                          Mar 31       Dec 31
                         ASSETS                            1994         1993
                         ------                           ------       ------
Cash . . . . . . . . . . . . . . . . . . . . . . . . .  $  11,811    $   8,911
Accounts receivable - net. . . . . . . . . . . . . . .    177,067      161,695
Inventories. . . . . . . . . . . . . . . . . . . . . .    145,106      127,123
Prepaid expenses and deferred charges. . . . . . . . .     42,359       39,280
                                                        ---------    ---------
     Total current assets. . . . . . . . . . . . . . .    376,343      337,009
                                                        ---------    ---------

Property and equipment, net. . . . . . . . . . . . . .    444,288      414,888

Excess of cost of investments in
   subsidiaries over net assets acquired . . . . . . .     29,801       24,814
Other assets . . . . . . . . . . . . . . . . . . . . .     13,338       13,056
                                                        ---------    ---------
    Total. . . . . . . . . . . . . . . . . . . . . . .     43,139       37,870
                                                        ---------    ---------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . .   $863,770     $789,767
                                                        ---------    ---------
                                                        ---------    ---------

                LIABILITIES AND STOCKHOLDERS' EQUITY


Short-term borrowings. . . . . . . . . . . . . . . . .  $     789            $
Current portion of long-term debt. . . . . . . . . . .      3,166        4,035
Accounts payable . . . . . . . . . . . . . . . . . . .    158,854      138,243
Accrued salaries and wages . . . . . . . . . . . . . .     25,694       22,015
Accrued income and other taxes . . . . . . . . . . . .     23,914       19,896
                                                        ---------    ---------
    Total current liabilities. . . . . . . . . . . . .    212,417      184,189

Long-term debt, less current portion . . . . . . . . .    164,104      123,215
Deferred taxes . . . . . . . . . . . . . . . . . . . .     36,241       35,813
Other liabilities and deferred credits . . . . . . . .     50,745       54,602
                                                        ---------    ---------
   Total liabilities . . . . . . . . . . . . . . . . .    463,507      397,819
                                                        ---------    ---------

Minority interest. . . . . . . . . . . . . . . . . . .     22,208       21,409

Stockholders' equity:
  Common stock (55,723,731 and 55,713,731 shares) . . .     5,572        5,571
  Capital in excess of par value . . . . . . . . . . .    101,235      101,153
  Retained income. . . . . . . . . . . . . . . . . . .    404,597      397,922
  Cumulative translation adjustment. . . . . . . . . .        144         (614)
  Common stock held in treasury (4,512,405 shares) . .   (133,493)    (133,493)
                                                        ---------    ---------
    Total stockholders' equity . . . . . . . . . . . .    378,055      370,539
                                                        ---------    ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . .   $863,770     $789,767
                                                        ---------    ---------
                                                        ---------    ---------


         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                            (IN THOUSANDS OF DOLLARS)



                                                            Three Months Ended
                                                                  March 31
                                                            ------------------
                                                               1994      1993
                                                               ----      ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income . . . . . . . . . . . . . . . . . . . . . . . . . $ 13,588  $ 10,748
Non-cash items:
  Depreciation and amortization. . . . . . . . . . . . . . .   13,348    12,835
  Minority interest. . . . . . . . . . . . . . . . . . . . .      602       667
  Deferred income taxes, non-current portion . . . . . . . .      542    (2,277)
  Loss (gain) on sale of property and equipment. . . . . . .       51      (470)
                                                             --------  --------
Cash provided by operations. . . . . . . . . . . . . . . . .   28,131    21,503

Net change in receivables, inventories,
   prepaid expenses and payables . . . . . . . . . . . . . .    5,103     2,655
Net changes in deferred charges and credits. . . . . . . . .   (4,103)     (413)
Other. . . . . . . . . . . . . . . . . . . . . . . . . . . .     (160)     (251)
                                                             --------  --------

Net cash provided by operating activities. . . . . . . . . .   28,971    23,494
                                                             --------  --------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment. . . . . . . . . . . . .  (27,110)  (16,795)
Business acquisitions, net of divestitures . . . . . . . . .  (33,248)   (7,684)
Proceeds from sale of property and equipment . . . . . . . .      189        56
Change in long-term receivables. . . . . . . . . . . . . . .       88        83
                                                             --------  --------

Net cash used in investing activities. . . . . . . . . . . .  (60,081)  (24,340)
                                                             --------  --------

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in long-term debt . . . . . . . . . . . . . . . . .   40,614    17,481
Change in short-term debt. . . . . . . . . . . . . . . . . .     (202)      492
Cash dividends paid. . . . . . . . . . . . . . . . . . . . .   (6,913)   (6,394)
Subsidiary cash dividends to minority stockholders . . . . .             (1,703)
Stock incentive programs . . . . . . . . . . . . . . . . . .       83
                                                             --------  --------

Net cash provided by financing activities. . . . . . . . . .   33,582     9,876
                                                             --------  --------

Effect of exchange rates on cash . . . . . . . . . . . . . .      428       364
                                                             --------  --------

Net increase in cash . . . . . . . . . . . . . . . . . . . .  $ 2,900   $ 9,394
                                                             --------  --------
                                                             --------  --------

         EXHIBIT 21 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS



                      BEMIS COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



TAXES BASED ON INCOME

     The Company's 1994 effective tax rate of 38% differs from the federal statutory rate of 35% primarily due to state and local income taxes.